EXHIBIT 10.1

                        NORTHWEST CROSSING NATIONAL BANK

                             1989 STOCK OPTION PLAN
               (ASSUMED BY SOUTHWEST BANCORPORATION OF TEXAS, INC.
                            EFFECTIVE JUNE 30, 1996)
                    (AMENDED AND RESTATED AS OF MAY 29, 1998)

                             I. PURPOSE OF THE PLAN

      The NORTHWEST CROSSING NATIONAL BANK 1989 STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees of NORTHWEST CROSSING NATIONAL BANK, a national banking association (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain employees the option ("Option") to purchase shares of the common stock, par value $5.00, of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan shall not be incentive stock options, within the meaning of section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                               II. ADMINISTRATIVE

      The Plan shall be administered by a committee (the "Committee") of three or more directors of the Company appointed by the Board of Directors of the Company (the "Board"). Members of the Committee shall not be eligible, and shall not have been eligible at any time within one year prior to their appointment to the Committee, to participate in the Plan or in any other stock, stock option or stock appreciation rights plan of the Company or any of its affiliates ("Company Stock Plan"). The Committee shall have sole authority to select the individuals who are to be granted Options from among those eligible hereunder and to establish the number of shares which may be issued under each Option. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the individuals to whom Options shall be granted, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final. If a Committee is not appointed by the Board, the Board shall act as the Committee for purposes of the Plan, provided that a majority of the members of the Board shall not be eligible, and shall not have been eligible at any time within one year prior to their appointment of the Board, to participate in a Company Stock Plan.

                             III. OPTION AGREEMENTS

      Each Option shall be evidenced by an Option Agreement and shall contain such terms and conditions, and may be exercisable for such periods, as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

                           IV. ELIGIBILITY OF OPTIONEE

      Options may be granted only to individuals who are key employees (including officers and directors who are also key employees) of the Company or any parent or subsidiary corporation (as defined in section 425 of the Code) of the Company at the time the Option is granted; provided, however, that members of the Committee shall not be eligible to be granted Options. Options may be granted to the same individual on more than one occasion.

                          V. SHARES SUBJECT TO THE PLAN

      The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 1,238,134 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

                                VI. OPTION PRICE

      The purchase price of Stock issued under each Option shall be determined by the Committee and may be less than the fair market value of Stock subject to the Option on the date the Option is granted.

                                VII. TERM OF PLAN

      The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

                    VIII. RECAPITALIZATION OR REORGANIZATION

      (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

      (b) The shares with respect to which Options may be granted are shares of stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

      (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity,
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then all outstanding Options shall fully vest and become fully exercisable, effective as of the first business day immediately preceding the effective date of such Corporate Change (or as of an earlier date determined by the Committee pursuant to the following clause); provided, however, that, subject to such acceleration of vesting of the outstanding Options, no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or

     (b) thirty days after a change of control of the type described in Clause
(iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, may, in its discretion, also act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee:

(1) provide that the Options may be exercised in full only for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph
(d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments (other than vesting) to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

      (d) For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or
(iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph
(d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

      (e) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required shareholder action.

      (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not effect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                    IX. AMENDMENT OR TERMINATION OF THE PLAN

      The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the shareholders of the Company.

                               X. SECURITIES LAWS

      The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.